      As filed with the Securities and Exchange Commission on June 1, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             Securities Act of 1933


                           METATEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


           Ohio                                             31-1647405

(State or other jurisdiction of                    (IRS Employer Identification
 incorporation or organization)                                Number)


                             7001 Metatec Boulevard
                               Dublin, Ohio 43017
               (Address of Principal Executive Offices) (Zip Code)

                           Metatec International, Inc.
                        1999 Directors Stock Option Plan
                            (Full title of the plan)

                   Jeffrey M. Wilkins, Chairman, President and
                             Chief Executive Officer
                             7001 Metatec Boulevard
                               Dublin, Ohio 43017
                     (Name and address of agent for service)

                                 (614) 761-2000

          (Telephone number, including area code, of agent for service)


-----------------------------------------------------------------------------------------------------------------
      Title of                                     Proposed Maximum        Proposed Maximum
  Securities to be           Amount to be           Offering Price            Aggregate              Amount of
     Registered              Registered(1)           per Share(2)          Offering Price        Registration Fee
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Common Shares, without         300,000                 $4.59                 $1,377,000              $382.81
par value
-----------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable amount of additional shares that may become issuable pursuant to antidilution adjustment provisions of the 1999 Directors Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) on the basis of the average high and low sale prices for the Registrant's common shares in the Nasdaq National Market System on May 25, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Registrant is the surviving corporation in a merger with Metatec Corporation that became effective on April 30, 1999. The following documents have been filed with the Securities Exchange Commission by Metatec Corporation and are hereby incorporated by reference in this Registration Statement:

         (a) Metatec Corporation's Annual Report on Form 10-K for the year ended December 31, 1998;

         (b) Metatec Corporation's Quarterly Report on Form 10-Q for the first quarter ended March 31, 1999;

         (c) Metatec Corporation's Current Report on Form 8-K filed April 26, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all common shares offered have been sold or which deregisters all such common shares then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4:  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1701.13(E) of the Ohio Revised Code empowers a corporation to indemnify persons serving as its directors and officers (or serving at the request of the corporation in such capacity for another corporation) against expenses incurred in connection with actions, suits or proceedings relating to the fact that such persons were serving as directors or officers of such corporation. Article 6 of the Registrant's Code of Regulations provides for indemnification of directors, officers and others and the purchase and maintenance of liability insurance by the Registrant, as follows:

         The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding provided that: (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant; (b) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful; and (c) in any action or suit by or in the right of the Registrant, no indemnification shall be made with respect to any amounts paid with respect to (i) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any such actions or suits in which the only liability asserted against a director is pursuant to Sections 1701.95 of the Ohio Revised Code. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under this Article or under Chapter 1701, Ohio Revised Code.

         The Registrant has purchased directors and officers liability insurance, which provides for indemnification of directors and officers against certain liabilities. The Registrant has also entered into indemnification agreements with its directors that generally require the Registrant, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director against claims that arise as a result of his or her capacity as a director, officer, employee, or agent of the Registrant.

         The Registrant's 1990 Stock Option Plan, as amended, and 1992 Directors' Stock Option Plan, as amended, each provides that each member of the Board of Directors or the Compensation Committee of the Board of Directors shall be indemnified by the Registrant against all costs and expenses reasonably incurred by him or her in connection with any action, suit, or proceeding to which he or she may be a party by reason of any action taken or failure to act under or in connection with such plan or any option granted under such plan, and against all amounts paid by him or her in satisfaction of a judgment in any such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. These indemnification provisions are in addition to the indemnification provided under the Registrant's Code of Regulations and the Indemnification Agreements described above`, but such provisions are to be construed in a manner consistent with applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit
No.                                Exhibit Description
---                                -------------------

4(a).           The Registrant's Amended and Restated Articles of Incorporation.

4(b).           The Registrant's Code of Regulations.

4(c).           The Registrant's Form of Share Certificate

4(d).           The Registrant's 1999 Directors Stock Option Plan

5.              Opinion of Baker & Hostetler LLP.

23(a).          Consent of Baker & Hostetler LLP

23(b).          Consent of Deloitte & Touche LLP

24.             Powers of Attorney

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or
        Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on May 27, 1999.

                                           METATEC INTERNATIONAL, INC.


                                           By /s/ Jeffrey M. Wilkins
                                              ----------------------------------
                                              Jeffrey M. Wilkins, Chairman of
                                              the Board, President, and Chief
                                              Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        NAME                                          TITLE                                  DATE
        ----                                          -----                                  ----
/s/ Jeffrey M. Wilkins                  Chairman of the Board, President,
----------------------                  and Chief Executive Officer
Jeffrey M. Wilkins                      (principal executive officer), and
                                        Director                                          May 27, 1999


/s/ Julia A. Pollner                    Senior Vice President, Finance,
----------------------                  Secretary, and Treasurer (principal
Julia A. Pollner                        financial officer and principal
                                        accounting officer)                               May 27, 1999


A. Grant Bowen*                         Director                                          May 27, 1999
---------------
A. Grant Bowen

Joseph F. Keeler*                       Director                                          May 27, 1999
-----------------
Joseph F. Keeler

Peter J. Kight*                         Director                                          May 27, 1999
---------------
Peter J. Kight

Jerry D. Miller*                        Director                                          May 27, 1999
----------------
Jerry D. Miller

James V. Pickett*                       Director                                          May 27, 1999
-----------------
James V. Pickett


*The undersigned hereby executes this Registration Statement on behalf of each of the indicated directors of the Registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Registration Statement.


                                                 /s/ Jeffrey M. Wilkins
                                                 ---------------------------
                                                 Jeffrey M. Wilkins

                                  EXHIBIT INDEX



                                                                                If Incorporated by reference,
                                                                                 document with which Exhibit
       Exhibit Number                         Exhibits                               was previously filed
       --------------                         --------                               --------------------

                               The Registrant's Amended and Restated    Incorporated herein by reference to Exhibit
            4(a)               Articles of Incorporation                4(a) of the Registrant's Registration
                                                                        Statement on Form S-8 (File No. 333-03125)
                                                                        filed on June 1, 1999.

            4(b)               The Registrant's Code of Regulations     Incorporated herein by reference to Exhibit
                                                                        4(b) of the Registrant's Registration
                                                                        Statement on Form S-8 (File No. 333-03125)
                                                                        filed on June 1, 1999.

            4(c)               The Registrant's Form of Share           Incorporated herein by reference to Exhibit
                               Certificate                              4(c) of the Registrant's Registration
                                                                        Statement on Form S-8 (File No. 333-03125)
                                                                        filed on June 1, 1999.

            4(d)               The Registrant's 1999 Directors Stock    Contained herein
                               Option Plan


              5                Opinion of Baker & Hostetler LLP         Contained herein


            23(a)              Consent of Baker & Hostetler LLP         Contained in Exhibit 5


            23(b)              Consent of Deloitte & Touche LLP         Contained herein


             24                Powers of Attorney                       Incorporated herein by reference to Exhibit
                                                                        24 of the Registrant's Registration
                                                                        Statement on Form S-8 (File No. 333-03125)
                                                                        filed on June 1, 1999
